EXHIBIT 10.60

OMBNo 0990-0115

	1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)	RATING	PAGE OF PAGES
AWARD/CONTRACT		N/A	1 33

2. CONTRACT (Proc. Inst. Ident.) NO.	3. EFFECTIVE DATE	4. REQUISITION/PURCHASE REQUEST/PROJECT NO.
HHSN266200600008C / ADB No. N01-AI-60008	July 28, 2006	DMID-2006-0307

5. ISSUED BY	CODE	6. ADMINISTERED BY (If other than Item 5)	CODE
National Institutes of Health Office of Acquisitions, NIAID Room 3214 6700-B Rockledge Dr., MSC 7612 Bethesda, Maryland 20892-7612		MID RCB-A

7. NAME AND ADDRESS OF CONTRACTOR (No. street, county, state and ZIP Code)		8. DELIVERY
		FOB ORIGIN	OTHER	(See below)
XOMA (US) LLC			FOB Destination
2910 Seventh Street		9/ DISCOUNT FOR PROMPT PAYMENT
Berkeley, CA 94710		N/A

		10. SUBMIT INVOICES	ITEM
CODE	FACILITY CODE	ADDRESS SHOWN IN:	Article G.3

11. SHIP TO/MARK FOR	CODE N/A	12. PAYMENT WILL BE MADE BY	CODE N/A

See Article F.12.		See Article G.3.

13. AUTHORITY FOR USING OTHER FULL AND OPEN COMPETITION:	14. ACCOUNTING AND APPROPRIATION DATA

		EIN 1-522154069-A1 CAN 68467101	$16,268,241	SOCC 25.55
10 U.S.C. 2304(c)( )	41 U.S.C. 253(c)(1)

15A. ITEM NO.	15B. SUPPLIES/SERVICES	15C. FISCAL YEAR	15D. AMOUNT	15E. UNIT PRICE	15F. AMOUNT

	FY06	$9,956,463
Title: Development of A Final Drug Product for A Mixture of Monoclonal	FY07	$4,672,674
Antibodies for Type A Botulinum Neurotoxins	FY08	$1,639,104
Period: July 28, 2006 to July 27, 2009
Contract Type: Cost-Plus-Fixed-Fee (CPFF) Completion

15G. TOTAL AMOUNT OF CONTRACT	$16,268,241

16. TABLE OF CONTENTS

()	SEC.	DESCRIPTION	PAGE#	()	SEC.	DESCRIPTION	PAGE#
PART I - THE SCHEDULE				PART II - CONTRACT CLAUSES
	A	SOLICITATION/CONTRACT FORM	1		I	CONTRACT CLAUSES	25
	B	SUPPLIES OR SERVICES AND PRICE/COST	4			PART III - LIST OF DOCUMENTS, EXHIBITS AND OTHER ATTACH.
	C	DESCRIPTION/SPECS./WORK STATEMENT	6		J	LIST OF ATTACHMENTS	32
	D	PACKAGING AND MARKING	11			PART IV - REPRESENTATIONS AND INSTRUCTIONS
	E	INSPECTION AND ACCEPTANCE	11		K	REPRESENTATIONS, CERTIFICATIONS AND OTHER STATEMENTS OF OFFERORS	33
	F	DELIVERIES OR PERFORMANCE	12
	G	CONTRACT ADMINISTRATION DATA	13		L	INSTRS., CONDS., AND NOTICES TO OFFERORS
	H	SPECIAL CONTRACT REQUIREMENTS	16		M	EVALUATION FACTORS FOR AWARD

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. CONTRACTOR’S NEGOTIATED AGREEMENT (Contractor is required to sign this document and return __3__ copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number _ _________________________________, including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government’s solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)	20A. NAME OF CONTRACTING OFFICER
/s/ Christopher J. Margolin	Liem T. Nguyen, Contracting Officer
- Vice President, General Counsel and Secretary	Office of Acquisitions, DEA, NIAID, NIH, DHHS

19B.	NAME OF CONTRACTOR	19C.	DATE SIGNED	20B.	UNITED STATES OF AMERICA	20C. DATE SIGNED
	/s/ Christoper J. Margolin		7/28/06			7/28/06
	(Signature of person authorized to sign)			BY	(Signature of Contracting Officer)	/s/ Liem T. Nguyen

NSN 7540-01-152-8069	26-107	STANDARD FORM 26 (REV. 4-85)
PREVIOUS EDITION UNUSABLE	Computer Generated	Prescribed by GSA
FAR (48 CFR) 53.214(a)

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

DETAILED TABLE OF CONTRACT CONTENTS

PART I - THE SCHEDULE

SECTION A – SOLICITATION/CONTRACT FORM		1

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1.	BRIEF DESCRIPTION OF SUPPLIES OR SERVICES	4
ARTICLE B.2.	ESTIMATED COST	4
ARTICLE B.3.	PROVISIONS APPLICABLE TO DIRECT COSTS	4
ARTICLE B.4.	ADVANCE UNDERSTANDINGS	5

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1.	STATEMENT OF WORK	6
ARTICLE C.2.	REPORTING REQUIREMENTS	6
ARTICLE C.3.	INVENTION REPORTING REQUIREMENTS	11

SECTION D - PACKAGING, MARKING AND SHIPPING		11

SECTION E - INSPECTION AND ACCEPTANCE		11

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1.	DELIVERIES	12
ARTICLE F.2.	CLAUSES INCORPORATED BY REFERENCE	13

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1.	PROJECT OFFICER	13
ARTICLE G.2.	KEY PERSONNEL	13
ARTICLE G.3.	INVOICE SUBMISSION	14
ARTICLE G.4.	INDIRECT COST RATES	15
ARTICLE G.5.	POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE	15

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1.	HUMAN MATERIALS	16
ARTICLE H.2.	HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)	16
ARTICLE H.3.	CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH	17
ARTICLE H.4.	NEEDLE EXCHANGE	17
ARTICLE H.5.	ANIMAL WELFARE	17
ARTICLE H.6.	PROTECTION OF PERSONNEL WHO WORK WITH NONHUMAN PRIMATES	17
ARTICLE H.7.	INFORMATION SECURITY	17
ARTICLE H.8.	SALARY RATE LIMITATION LEGISLATION	20
ARTICLE H.9.	PUBLICATION AND PUBLICITY	20
ARTICLE H.10.	PRESS RELEASE	21
ARTICLE H.11.	REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE	21
ARTICLE H.12.	ANTI-LOBBYING	21
ARTICLE H.13.	INTELLECTUAL PROPERTY OPTION TO COLABORATOR	21

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

ARTICLE H.14.	OBTAINING AND DISSEMINATING BIOMDEDICAL RESEARCH RESOURCES	22
ARTICLE H.15.	SHARING RESEARCH DATA	23
ARTICLE H.16.	POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENT OR TOXINS	23
ARTICLE H.17.	HOTEL AND MOTEL FIRE SAFETY ACT OF 1990	24
ARTICLE H.18.	PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES	24
ARTICLE H.19.	NIH POLICY ON ENHANCING PUBLIC ACCESS TO ACTIVITIES PUBLICATIONS RESULTING FROM NIH FUNDED RESEARCH	24

PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1.	GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT	25
ARTICLE I.2.	AUTHORIZED SUBSTITUTION OF CLAUSES	28
ARTICLE I.3.	ADDITIONAL CONTRACT CLAUSES	28
ARTICLE I.4.	ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT	29

PART III

SECTION J - LIST OF ATTACHMENTS		32

PART IV

SECTION K - REPRESENTATIONS AND CERTIFICATIONS		33

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

SECTION B - SUPPLIES OR SERVICES AND PRICES/COSTS

ARTICLE B.1. BRIEF DESCRIPTION OF SUPPLIES OR SERVICES

The purpose of this acquisition is to seek to advance the development of a mixture of three monoclonal antibodies (mAbs) as a therapeutic against Botulinum neurotoxin serotype A, which is a Category A threat agent.

ARTICLE B.2. ESTIMATED COST PLUS FIXED FEE

a.	The estimated cost of this contract is $15,347,397.

b.	The fixed fee for this contract is $920,844. The fixed fee shall be paid in installments based on the percentage of completion of work, as determined by the Contracting Officer, and subject to the withholding provisions of the clauses ALLOWABLE COST AND PAYMENT and FIXED FEE referenced in the General Clause Listing in Part II, ARTICLE I.1. of the contract. Payment of fixed fee shall not be made in less than monthly increments.

c.	The Government’s obligation, represented by the sum of the estimated cost plus fixed fee is $16,268,241.

d.	Total funds currently available for payment and allotted to this contract are $16,268,241, of which $15,347,397 represents the estimated costs, and of which $920,844 represents the fixed fee. For further provisions on funding see the LIMITATION OF COSTS clause referenced in Part II, ARTICLE I.1.,

e.	It is estimated that the amount currently allotted will cover performance of the contract through July 27, 2009.

ARTICLE B.3. PROVISIONS APPLICABLE TO DIRECT COSTS

a.	Items Unallowable Unless Otherwise Provided

Notwithstanding the clause, ALLOWABLE COST AND PAYMENT, incorporated in this contract, unless authorized in writing by the Contracting Officer, the costs of the following items or activities shall be unallowable as direct costs:

(1)	Acquisition, by purchase or lease, of any interest in real property;

(2)	Special rearrangement or alteration of facilities;

(3)	Purchase or lease of any item of general purpose office furniture or office equipment regardless of dollar value. (General purpose equipment is defined as any items of personal property which are usable for purposes other than research, such as office equipment and furnishings, pocket calculators, etc.);

(4)	Travel to attend general scientific meetings; (5) Foreign travel (see paragraph b.(2) below); (6) Consultant costs;

(7)	Subcontracts;

(8)	Overtime;

(9)	Patient care costs;

(10)	Light Refreshment and Meal Expenditures

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

Requests to use contract funds to provide light refreshments and/or meals to either federal or nonfederal employees must be submitted to the project officer, with a copy to the contracting officer, at least six (6) weeks in advance of the event. The request shall contain the following information: (a) name, date, and location of the event at which the light refreshments and/or meals will be provided; (b) a brief description of the purpose of the event; (c) a cost breakdown of the estimated light refreshment and/or meal costs; (d) the number of nonfederal and federal attendees receiving light refreshments and/or meals; and (e) if the event will be held somewhere other than a government facility, provide an explanation of why the event is not being held at a government facility.

Refer to NIH Manual Chapter 1160-1, Entertainment, for more information on NIH=s policy on the use of appropriated funds for light refreshments and meals.

b.	Travel Costs

(1)	Domestic Travel

(a)	Total expenditures for domestic travel (transportation, lodging, subsistence, and incidental expenses) incurred in direct performance of this contract shall not exceed $27,399 without the prior written approval of the Contracting Officer.

(b)	The Contractor shall invoice and be reimbursed for all travel costs in accordance with Federal Acquisition Regulations (FAR) 31.205-46.

ARTICLE B.4. ADVANCE UNDERSTANDINGS

Other provisions of this contract notwithstanding, approval of the following items within the limits set forth is hereby granted without further authorization from the Contracting Officer.

a.	Indirect Costs

(1)	Overhead and General and Administrative (G&A) Ceiling

A current negotiated indirect rate agreement is not in place at the time of the award. The proposed overhead rate – see Section J, Attachment 6 — and G&A rate of 32.2% will be ceiling for the purpose of funding until a negotiated rate agreement with NIH is in effect. Once a negotiated Overhead and G&A rates agreement is in place, Overhead and G&A costs will be adjusted and reimbursed accordingly.

(2)	The Government is not obligated to pay any additional amount should the final indirect cost rates exceed the attached ceiling rates. In the event that the final indirect cost rates are less than these negotiated ceiling rates, the Government’s obligation shall be reduced to conform to the lower rate.

Any costs over and above this cost ceiling shall not be reimbursed under this contract or any other Government contract, grant, or cooperative agreement.

b.	Subcontracts

(1)	Consent is provided to enter into a Cost-plus-fixed-fee type subcontract with SRI International, 333 Ravenswood Avenue, Menlo Park, CA 94025, in an amount not to exceed $882,722.

The period of performance of this subcontract shall be from the date of contract award until July 27, 2009. Within 30 calendar days after receipt of written consent from the Contracting Officer, a copy of the final executed subcontract shall be provided to the Contracting Officer.

(2)	Consent is provided to enter into a Cost Reimbursement type subcontract with the University of California, San Francisco, Office of Research Administrator, 3333 California Street, Suite 315, San Francisco, CA 94118, in an amount not to exceed $956,891.

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

The period of performance of this subcontract shall be from the date of contract award until July 27, 2009. Within 30 calendar days after receipt of written consent from the Contracting Officer, a copy of the final executed subcontract shall be provided to the Contracting Officer

c.	Consultants

Consultant fees to be paid to the following individuals:

Name	Rate	Number of Days/Hours	Travel Cost	Total Cost Not to Exceed
Barbara Matthews – BioDirect	$2,200/day	18 days	$3,000	$42,600
Stephen Zale	$2,000/day	2 days		$4,000
John Carpenter	$400/hour	150 hours		$60,000

d.	Confidential Treatment of Sensitive Information

The Contractor shall guarantee strict confidentiality of the information/data that it is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

e.	Contract Number Designation

On all correspondence submitted under this contract, the contractor agrees to clearly identify the two contract numbers that appear on the face page of the contract as follows:

Contract No. HHSN266200600008C

ADB Contract No. N01-AI-60008

SECTION C - DESCRIPTION/SPECIFICATIONS/WORK STATEMENT

ARTICLE C.1. STATEMENT OF WORK

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work, SECTION J, ATTACHMENT 1, dated July 28, 2006, attached hereto and made a part of this contract.

ARTICLE C.2. REPORTING REQUIREMENTS

All reports required herein shall be submitted in paper copy and electronic format.

As part of the work to be performed under this RFP, the Contractor shall prepare and deliver the following reports throughout the period of performance. For all reports the Contractor shall submit two (2) paper copies and two (2) electronic copies, comprising one (1) original paper and one (1) electronic copy to the NIAID Contracting Officer and one (1) paper copy and one(1) electronic copy to the NIAID Project Officer.

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

A.	Technical Reports

1.	Monthly Progress Report

On the due date specified in the contract the Contractor shall submit a Monthly Progress Report. A Monthly Progress Report will not be required in the same month that the Annual Progress Report is submitted. The Monthly Progress Report shall include:

a)	Cover page that lists the contract number and title, the period of performance being reported, the contractor’s name, address, telephone number, fax number and email address and the date of submission;

b)	SECTION I: INTRODUCTION - describes the purpose and scope of the contract effort;

c)	SECTION II: PROGRESS

i)	SECTION II Part A: OVERALL PROGRESS - A description of overall progress on the contract to date;

ii)	SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE – A description of all meetings, conference calls etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating and managing subcontractors performance);

iii)	SECTION II Part C: TECHNICAL PROGRESS – For each activity document the results of work completed and cost incurred during the reporting period, in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what correction actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

iv)	SECTION II Part D: - PROPOSED WORK - A summary of work proposed for the next reporting period; and

v)	Preprints and reprints of papers and abstracts shall be submitted with the Monthly Report.

2.	DRAFT Annual Progress Report

The Contractor shall provide the Project Officer with two (2) copies of the Annual Progress Report in draft form twenty-eight (28) calendar days prior to the delivery date for the final version of the report. The Project Officer will review the draft report and provide the Contractor with comments within fourteen (14) calendar days after receipt. The Annual Progress Report shall be corrected by the Contractor, if necessary.

3.	Annual Progress Report

On the due date specified in the contract the Contractor shall submit an Annual Progress Report. An Annual Progress Report will not be required for the period when the Final Report is due. Each Annual Report shall include:

a)	A Cover page that lists the contract number and title, the period of performance being reported, the contractor’s name, address, telephone number, fax number and email address and the date of submission;

b)	SECTION I: EXECUTIVE SUMMARY – A brief overview of the work completed, and the major accomplishments achieved during the current reporting period;

c)	SECTION II: PROGRESS

i)	SECTION II Part A: OVERALL PROGRESS - A description of overall progress on the contract to date;

ii)	SECTION II Part B: MANAGEMENT AND ADMINISTRATIVE UPDATE – A description of all meetings, conference calls etc. that have taken place during the reporting period. Include progress on administration and management issues (e.g. evaluating and managing subcontractors performance);

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

iii)	SECTION II Part C: TECHNICAL PROGRESS – For each activity document the results of work completed and cost incurred during the reporting period, in relation to proposed progress, effort and budget. The report shall be in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the contract. The report shall include a description of problems encountered and proposed corrective action; differences between planned and actual progress, why the differences have occurred and what correction actions are planned; preliminary conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project;

iv)	SECTION II Part D: - PROPOSED WORK - A summary of work proposed for the next reporting period;

v)	Preprints and reprints of papers and abstracts shall be submitted with the Monthly Progress Report; and

vi)	A summary of any inventions developed during the course of the contract.

4.	Draft Final Report

The Contractor shall provide the Project Officer with two (2) copies of the Final Report in draft form twenty-eight (28) calendar days prior to the delivery date for the final version of the Final Report. The Project Officer will review the Draft Final Report and provide the Contractor with comments within fourteen (14) calendar days after receipt. The Final Report shall be corrected by the Contractor, if necessary.

5.	Final Report

The Final Report shall be submitted on expiration date of the contract. An Annual Progress Report shall not be required for the period when the Final Report is due. The Final Report shall document and summarize the results of the entire contract period of performance. This report shall be in sufficient detail to describe comprehensively the results achieved. The Final Report shall include:

a)	a cover page to include the contract number, contract title, performance period, Contractor’s name and address, telephone number, fax number, email address and submission date;

b)	SECTION I: EXECUTIVE SUMMARY – Summarize the purpose and scope of the contract effort including a summary of the major accomplishments relative to the specific activities set forth in the Statement of Work.

c)	SECTION II: RESULTS – A detailed description of the work-performed, the results obtained, and the impact of the results and the scientific or public health community, including a listing of all manuscripts (published and in preparation) and abstracts presented during the entire period of performance, and a summary of all inventions.

6.	Invention Report Requirement

All reports and documentation required by FAR Clause 52.227-13 including: the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Office of Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040 A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted on the expiration date of the contract to the Contracting Officer.

The annual utilization report shall be submitted in accordance with ARTICLE F.1. DELIVERIES, of this contract. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted on the expiration date of the contract to the following address:

Contracting Officer, Office of Acquisitions

National Institutes of Health, DHHS

National Institute of Allergy and Infectious Diseases

Room 3214, MSC 7612

6700B Rockledge Drive

Bethesda, Maryland 20892 – 7612

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed “Interagency Edison,” an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Office of Extramural Inventions and Technology Resources Branch, OPERA, NIH.

7.	Summary of Salient Results

The Contractor shall submit, with the Final Report, a Summary of Salient results achieved during the performance of the contract.

8.	Milestone Report

The contractor shall submit a Milestone Report as specified in the contract after the completion of each Milestone unless otherwise agreed by the Principal Investigator and the Project Officer. Milestone Reports may be appended to Monthly Progress Reports if approved by the NIAID Project Officer. The Milestone Report shall include:

a)	a Cover page that lists the contract number and title, the milestone being reported, the period of performance being reported, the contractor’s name, address, telephone number, fax number and email address and the date of submission;

b)	SECTION I: INTRODUCTION – A brief overview of the purpose and scope of the contract effort and the specific milestone that is covered in the report; and

c)	SECTION II: PROGRESS

i)	SECTION II Part A: OVERALL PROGRESS - A description of overall progress on the contract to date and the milestone specifically;

ii)	SECTION II Part B: TECHNICAL PROGRESS – For the milestone document the results of work completed, a summary of data that supports the completion of the milestone and an analysis of the results. The report shall be in sufficient detail to explain any significant results achieved and preliminary conclusions resulting from analysis and scientific evaluation of data. The report shall include a description of problems encountered, corrective actions implemented; differences between planned and actual progress and why the differences occurred, conclusions resulting from analysis and scientific evaluation of data accumulated to date under the project.

B.	Technical Reports Delivery Schedule

Satisfactory performance of the contract is defined as satisfactorily performing the Statement of Work and delivering the following items.

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

Item	Type of Deliverable	Initial Report Due	Recipients & Number of Copies	Subsequent Reports Due

1.	Monthly Progress Report	The 15th of the month following the first full month of contract award.	1 Original and 1 electronic to CO 2 Paper copies and 1 electronic to PO	Monthly, due on or before the 15th of each month. A Monthly Progress Report will not be due when an Annual Progress Report or Final report is due.

2.	Draft Annual Progress Report	28 days before the anniversary date of contract	See Above	Annually, submitted 28 days before the anniversary date. An Annual Progress Report is not due when a Final Report is due.

3.	Annual Progress Report	Anniversary date of contract	See Above	Annually, on the anniversary date of the contract.

4.	Draft Final Report	28 days before the expiration date of the contract.	See Above	Twenty eight (28) days prior to the final due date.

5.	Final Report	On the expiration date of the contract.	See Above	On the expiration date of the contract.

6.	Invention Report	On the expiration date of the contract.	See Above	Submit along with the Final Report.

7.	Summary of Salient Results	On the expiration date of the contract.	See Above	Submit along with the Final Report.

8	Milestone Report	See A.8. above

C.	Other Reports/Deliverables

The following are also considered deliverable under this contract: Assay Development Reports, Process Development Reports, Validation Protocols, Validation Reports, testing protocols, Technology Transfer Reports for assays and processes developed and/or improved under the contract, interim and final GLP, cGMP and GCP audit reports, SOPs, Batch Production Records, Master Production Records, Certificate of Analysis for cGMP products, CMC section for FDA submission, copies of FDA correspondence, and regulatory documentation required by the FDA.

All physical materials produced under the contract, including reagents, test article/product, and samples from nonclinical safety studies. The Contractor shall package and ship according to all applicable federal guidelines for packaging and shipping hazardous material or cGMP product.

Bulk Drug Substance: All remaining Bulk Drug Substance not used to produce final drug product shall be delivered to NIAID as directed by the NIAID Project Officer.

Final Drug Product: In addition, to each type of final drug product required to complete the IND-enabling studies to be performed as part of this statement of work, the Contractor shall deliver, at a minimum, to NIAID as directed by the NIAID Project Officer:

•	One thousand (1000) vials of formulated mixture of three monoclonal antibodies, vialed and labeled with a Certificate of Analysis; and

•	Five hundred (500) vials of each of three single monoclonal antibodies, formulated, vialed and labeled with a Certificate of Analysis.

D.	Copies of reports shall be sent to the following addresses:

Liem T. Nguyen, Contracting Officer

Office of Acquisitions, DEA, NIAD, NIH, DHHS

6700 B Rockledge Dr., Room 3214

Bethesda, MD 20817

and

Katherine A. Taylor, Ph.D.,

Project Officer, DMID, NIAID, NIH, DHHS

6610 Rockledge Dr., Room 5123

Bethesda, MD 20892

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

ARTICLE C.3. INVENTION REPORTING REQUIREMENT

All reports and documentation required by FAR Clause 52.227-13 including, but not limited to, the invention disclosure report, the confirmatory license, and the government support certification, shall be directed to the Extramural Inventions and Technology Resources Branch, OPERA, NIH, 6705 Rockledge Drive, Room 1040 A, MSC 7980, Bethesda, Maryland 20892-7980 (Telephone: 301-435-1986). In addition, one copy of an annual utilization report, and a copy of the final invention statement, shall be submitted to the Contracting Officer. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted to the Contracting Officer on the expiration date of the contract.

The annual utilization report shall be submitted in accordance with ARTICLE F.1. DELIVERIES of this contract. The final invention statement (see FAR 27.303(a)(2)(ii)) shall be submitted on the expiration date of the contract to the following address:

Contracting Officer

National Institutes of Health

National Institute of Allergy and Infectious Diseases

Office of Acquisition

6700B Rockledge Drive, Room 3214

Bethesda, Maryland 20892 - 7612

If no invention is disclosed or no activity has occurred on a previously disclosed invention during the applicable reporting period, a negative report shall be submitted to the Contracting Officer at the address listed above.

To assist contractors in complying with invention reporting requirements of the clause, the NIH has developed “Interagency Edison,” an electronic invention reporting system. Use of Interagency Edison is encouraged as it streamlines the reporting process and greatly reduces paperwork. Access to the system is through a secure interactive Web site to ensure that all information submitted is protected. Interagency Edison and information relating to the capabilities of the system can be obtained from the Web (http://www.iedison.gov), or by contacting the Extramural Inventions and Technology Resources Branch, OPERA, NIH.

SECTION D - PACKAGING, MARKING AND SHIPPING

All deliverables required under this contract shall be packaged, marked and shipped in accordance with Government specifications. At a minimum, all deliverables shall be marked with the contract number and contractor name. The Contractor shall guarantee that all required materials shall be delivered in immediate usable and acceptable condition.

SECTION E - INSPECTION AND ACCEPTANCE

a.	The Contracting Officer or the duly authorized representative will perform inspection and acceptance of materials and services to be provided.

b.	For the purpose of this SECTION, the NIAID Project Officer is the authorized representative of the Contracting Officer.

c.	Inspection and acceptance will be performed at: DMID, NIAID, NIH, DHHS, 6610 Rockledge Drive, Bethesda, MD, 20892.

Acceptance may be presumed unless otherwise indicated in writing by the Contracting Officer or the duly authorized representative within 30 days of receipt.

d.	This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available.

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FAR Clause 52.246-5, Inspection of Services - Cost-Reimbursement (April 1984).

FAR Clause 52.246-8, Inspection Of Research And Development—Cost Reimbursement (May 2001).

SECTION F - DELIVERIES OR PERFORMANCE

ARTICLE F.1. DELIVERIES

Satisfactory performance of the final contract shall be deemed to occur upon performance of the work described in Article C.1. and upon delivery and acceptance by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

a.	The items specified below as described in SECTION C, ARTICLE C.2. will be required to be delivered F.O.B.

Destination as set forth in FAR 52.247-35, F.O.B. DESTINATION, WITHIN CONSIGNEES PREMISES (APRIL 1984), and in accordance with and by the date(s) specified below:

Item No.	Type of Report	No. of Copies	Addresses/Distribution	Due Date
PROGRESS REPORTS

1.	Monthly Technical Progress Report	3 paper 2 electronic	CO: Original hardcopy and one (1) electronic copy; PO: Two (2) paper copies and one (1) electronic	The 15th of each month following the first full month of contract award. The monthly report will not be required on months when an Annual Technical Report is due.

2.	Draft Annual Progress Report	See above	Same as CO and PO above	Annually, submitted twenty eight (28) days before the anniversary date.

3.	Annual Progress Report	See above	Same as CO and PO above	Annually, on the anniversary date of the contract. An Annual Progress Report is not due when a Final Report is due.

4.	Draft Final Report	See above	Same as CO and PO above	Twenty eight (28) calendar days prior to completion date of the contract

5.	Final Report	See above	Same as CO and PO above	On the expiration date of the contract.

6.	Invention Report	See above	Same as CO and PO above	Submit along with the Final Report.

7.	Summary of Salient Results	See above	Same as CO and PO above	Submit along with the Final Report.

8.	Milestone Report	See paragraph A.8. above	Same as CO and PO above.

Other Reports/ Deliverables

9.	See paragraph C. Other Reports/Deliverables above	Same as above	Same as PO above	As directed by the NIAID PO

b.	The above items shall be addressed and delivered to:

Addressee	Deliverable Item No.	Quantity
Liem T. Nguyen, Contracting Officer 6700B Rockledge Drive Rm 3214 Rockledge Drive Bethesda, MD 20892	1. through 8.	Original paper and one (1) electronic

Kathy M. Taylor, Ph.D. Project Officer 6610 Rockledge Drive, Room 5123 Bethesda, MD 20892	1. through 9.	Two (2) paper copies and one (1) electronic

EITRB, Office of Biodefense Research Affairs, NIH	6.	Original paper and one (1) electronic

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ARTICLE F.2. CLAUSES INCORPORATED BY REFERENCE, FAR 52.252-2 (FEBRUARY 1998)

This contract incorporates the following clause by reference, with the same force and effect as if it were given in full text. Upon request, the Contracting Officer will make its full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

FEDERAL ACQUISITION REGULATION (48 CFR CHAPTER 1) CLAUSE:

52.242-15, Stop Work Order (August 1989) with Alternate I (April 1984).

SECTION G - CONTRACT ADMINISTRATION DATA

ARTICLE G.1. PROJECT OFFICER

The following Project Officer(s) will represent the Government for the purpose of this contract:

Katherine A. Taylor, Ph.D.

OBRA, DMID, NIAID, NIH, DHHS

6610 Rockledge Drive, Room 5123

Bethesda, MD 20892

Phone: 301-451-5068

Email: ktaylor@niaid.nih.gov

The Project Officer is responsible for: (1) monitoring the Contractor’s technical progress, including the surveillance and assessment of performance and recommending to the Contracting Officer changes in requirements; (2) interpreting the Statement of Work and any other technical performance requirements; (3) performing technical evaluation as required; (4) performing technical inspections and acceptances required by this contract; and (5) assisting in the resolution of technical problems encountered during performance.

The Contracting Officer is the only person with authority to act as agent of the Government under this contract. Only the Contracting Officer has authority to: (1) direct or negotiate any changes in the Statement of Work; (2) modify or extend the period of performance; (3) change the delivery schedule; (4) authorize reimbursement to the Contractor any costs incurred during the performance of this contract; or (5) otherwise change any terms and conditions of this contract.

The Contracting Officer hereby delegates the Project Officer as the Contracting Officer’s authorized representative responsible for signing software license agreements issued as a result of this contract.

The Government may unilaterally change its Project Officer designation.

ARTICLE G.2. KEY PERSONNEL

Pursuant to HHSAR Clause 352.270-5, Key Personnel, incorporated in Section I of this contract, the following individual(s) is/are considered to be essential to the work being performed hereunder:

Name	Title
Milan T. Tomic, Ph.D.	Principal Investigator

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Prior to diverting any of the specified individuals to other programs, the Contractor shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the program. No diversion shall be made by the Contractor without the written consent of the Contracting Officer; provided, that the Contracting Officer may ratify in writing such diversion and such ratification shall constitute the consent of the Contracting Officer. The contract may be modified from time to time during the course of the contract to either add or delete personnel, as appropriate

ARTICLE G.3. INVOICE SUBMISSION/CONTRACT FINANCING REQUEST

a.	Invoice/Financing Request Instructions and Contract Financial Reporting for NIH Cost-Reimbursement Type Contracts NIH(RC)-4 are attached and made part of this contract. The instructions and the following directions for the submission of invoices/financing request must be followed to meet the requirements of a “proper” payment request pursuant to FAR 32.9.

These instructions also provide for the submission of financial and personnel reporting required by HHSAR 342.7002.

(1)	Invoices/financing requests shall be submitted as follows:

(a)	To be considered a “proper” invoice in accordance with FAR 32.9, each invoice shall clearly identify the two contract numbers that appear on the face page of the contract as follows:

Contract No. HHSN266200600008C

ADB Contract No. N01-AI-60008

(b)	An original and two copies to the following designated billing office:

Contracting Officer

Office of Acquisitions, DEA

National Institute of Allergy and Infectious Diseases, NIH, DHHS

Room 3214, MSC 7612

6700B Rockledge Drive

BETHESDA MD 20892-7612

(2)	Inquiries regarding payment of invoices should be directed to the designated billing office, 301-451-3687.

b.	The Contractor shall include the following certification on every invoice for reimbursable costs incurred with Fiscal Year funds subject to the salary rate limitation provisions as specified in SECTION H of this contract. For billing purposes, certified invoices are required for the billing period during which the applicable Fiscal Year funds were initially charged through the final billing period utilizing the applicable Fiscal Year funds:

“I hereby certify that the salaries charged in this invoice are in compliance with the applicable Public Law Number for the applicable Fiscal Year as stated in SECTION H of the above referenced contract.”

c.	Cost and Personnel Reporting, and Variances from the Negotiated Budget

(1)	The contractor agrees to provide a detailed breakdown on invoices of the following cost categories:

(a)	Direct Labor - List individuals by name, title/position, hourly/annual rate, level of effort, and amount claimed

(b)	Bonus

(c)	Fringe Benefits (cite rate, base and amount)

(d)	Facility Costs (cite rate, base and amount)

(e)	Materials & Supplies - Include detailed breakdown when total amount is over $1,000

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(f)	Travel (Domestic and Foreign) - Identify travelers, dates, destination, purpose of trip, and amount. Cite COA, if appropriate. List separately, domestic travel, general scientific meeting travel, and foreign travel

(g)	Workshops and Advisory Committee Meeting Expenses

(h)	Consultant Fees (Honoraria and Instructor Fees) - Identify individuals and amounts

(i)	Freight & Postage

(j)	CRS Allocated (cite base, rate and amount)

(k)	Glassware allocated (cite base, rate and amount)

(l)	Subcontracts - Attach subcontractor invoice(s)

(m)	Equipment - Cite authorization and amount.

(n)	G&A (cite rate, base and amount)

(o)	Total Cost

(p)	Fixed Fee

(q)	Total CPFF

Monthly invoices must include the cumulative total expenses to date, adjusted (as applicable) to show any amounts suspended by the Government.

(2)	The Contractor agrees to immediately notify the Contracting Officer in writing if there is an anticipated overrun (any amount) or unexpended balance (greater than 10 percent) of the amount allotted to the contract, and the reasons for the variance. Also refer to the requirements of the Limitation of Funds and Limitation of Cost Clauses in the contract.

ARTICLE G.4. INDIRECT COST RATES

In accordance with Federal Acquisition Regulation (FAR) (48 CFR Chapter 1) Clause 52.216-7 (d)(2), Allowable Cost and Payment incorporated by reference in this contract in Part II, Section I, the cognizant Contracting Officer representative responsible for negotiating provisional and/or final indirect cost rates is identified as follows:

Director, Division of Financial Advisory Services

Office of Acquisition Management and Policy

National Institutes of Health

6100 Building, Room 6B05 6100

EXECUTIVE BLVD MSC-7540

BETHESDA MD 20892-7540

These rates are hereby incorporated without further action of the Contracting Officer.

ARTICLE G.5. POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

a.	Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR 42.15. The final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared bi-annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the Contractor as soon as practicable after completion of the evaluation. The Contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

b.	Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address:

http://oamp.od.nih.gov/OD/CPS/cps.asp

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The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

SECTION H - SPECIAL CONTRACT REQUIREMENTS

ARTICLE H.1. HUMAN MATERIALS

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

ARTICLE H.2. HUMAN MATERIALS (ASSURANCE OF OHRP COMPLIANCE)

The acquisition and supply of all human specimen material (including fetal material) used under this contract shall be obtained by the Contractor in full compliance with applicable State and Local laws and the provisions of the Uniform Anatomical Gift Act in the United States, and no undue inducements, monetary or otherwise, will be offered to any person to influence their donation of human material.

The Contractor shall provide written documentation that all human materials obtained as a result of research involving human subjects conducted under this contract, by collaborating sites, or by subcontractors identified under this contract, were obtained with prior approval by the Office for Human Research Protections (OHRP) of an Assurance to comply with the requirements of 45 CFR 46 to protect human research subjects. This restriction applies to all collaborating sites without OHRP-approved Assurances, whether domestic or foreign, and compliance must be ensured by the Contractor.

Provision by the Contractor to the Contracting Officer of a properly completed “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310), certifying IRB review and approval of the protocol from which the human materials were obtained constitutes the written documentation required. The human subject certification can be met by submission of a self designated form, provided that it contains the information required by the “Protection of Human Subjects Assurance Identification/IRB Certification/Declaration of Exemption”, Form OMB No. 0990-0263 (formerly Optional Form 310).

ARTICLE H.3. CONTINUED BAN ON FUNDING OF HUMAN EMBRYO RESEARCH

a.	Pursuant to Public Law(s) cited in paragraph b. , below, NIH is prohibited from using appropriated funds to support human embryo research. Contract funds may not be used for (1) the creation of a human embryo or embryos for research purposes; or (2) research in which a human embryo or embryos are destroyed, discarded, or knowingly subjected to risk of injury or death greater than that allowed for research on fetuses in utero under 45 CFR 46.204(b) and Section 498(b) of the Public Health Service Act (42 U.S.C. 289g(b)). The term “human embryo or embryos” includes any organism, not protected as a human subject under 45 CFR 46 as of the date of the enactment of this Act, that is derived by fertilization, parthenogenesis, cloning, or any other means from one or more human gametes or human diploid cells.

Additionally, in accordance with a March 4, 1997 Presidential Memorandum, Federal funds may not be used for cloning of human beings.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 109-149, Title V-General Provisions	2006	10/1/2005-9/30/2006
	Section 509

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ARTICLE H.4. NEEDLE EXCHANGE

a.	Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 109-149, Title V-General Provisions	2006	10/1/2005-9/30/2006
	Section 505

ARTICLE H.5. ANIMAL WELFARE

All research involving live, vertebrate animals shall be conducted in accordance with the Public Health Service Policy on Humane Care and Use of Laboratory Animals. This policy may be accessed at:

http://grants1.nih.gov/grants/olaw/references/phspol.htm

ARTICLE H.6. PROTECTION OF PERSONNEL WHO WORK WITH NONHUMAN PRIMATES

All contractor personnel who work with nonhuman primates or enter rooms or areas containing nonhuman primates shall comply with the procedures set forth in NIH Policy Manual 3044-2, entitled, “Protection of NIH Personnel Who Work with Nonhuman Primates,” located at the following URL:

http://www1.od.nih.gov/oma/manualchapters/intramural/3044-2/

ARTICLE H.7. INFORMATION SECURITY

The Statement of Work (SOW) requires the contractor to develop or access Federal automated information systems; therefore, the contractor shall comply with the “DHHS Information Security Program Policy” (http://www.hhs.gov/read/irmpolicy/FINALHHSInformationSecurityProgram”.doc) as set forth below. The contractor shall include this provision in any subcontract awarded under this contract.

a.	Information Type

[X]	Administrative, Management and Support Information:

[X]	Mission Based Information:

b.	Security Categories and Levels

****	(NOTE: The resultant contract will include the Security Categories and Levels, however for the purposes of this RFP, the Security Categories and Levels are specified in SECTION L.2.b. Technical Proposal Instructions of this RFP.) ****

Confidentiality	Level:	[ ] Low	[X] Moderate	[ ] High
Integrity	Level:	[X] Low	[ ] Moderate	[ ] High
Availability	Level:	[X] Low	[ ] Moderate	[ ] High

Overall	Level:	[X] Low	[ ] Moderate	[ ] High

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c.	Position Sensitivity Designations

(1)	The following position sensitivity designations and associated clearance and investigation requirements apply under this contract:

[ ]	Level 6: Public Trust - High Risk (Requires Suitability Determination with a BI). Contractor employees assigned to a Level 6 position are subject to a Background Investigation (BI).

[ ]	Level 5: Public Trust - Moderate Risk (Requires Suitability Determination with NACIC, MBI or LBI). Contractor employees assigned to a Level 5 position with no previous investigation and approval shall undergo a National Agency Check and Inquiry Investigation plus a Credit Check (NACIC), a Minimum Background Investigation (MBI), or a Limited Background Investigation (LBI).

[X]	Level 1: Non Sensitive (Requires Suitability Determination with an NACI). Contractor employees assigned to a Level 1 position are subject to a National Agency Check and Inquiry Investigation (NACI).

(2)	The contractor shall submit a deliverable, by name, position and responsibility, of all IT staff working under the contract. The roster shall be submitted to the Project Officer, with a copy to the Contracting Officer, within 14 days of the effective date of the contract. Any revisions to the Roster as a result of staffing changes shall be submitted within fifteen (15) calendar days of the change. The Contracting Officer shall notify the contractor of the appropriate level of suitability investigations to be performed. An electronic template, ARoster of Employees Requiring Suitability Investigations,@ is available for contractor use at:

http://ais.nci.nih.gov/forms/Suitability-roster.xls

Upon receipt of the Government=s notification of applicable Suitability Investigation required, the contractor shall complete and submit the required forms within 30 days of the notification. Additional submission instructions can be found at the ANIAID Information Technology Security Policies, Background Investigation Process@ website: http://ais.nci.nih.gov.

(NOTE: The website listed at http://ais.nci.nih.gov provides information about IT Security Policies and the background investigation process. NCI points of contact do not apply to this acquisition. Contact your NIAID contract specialist for applicable contact information.)

Contractor employees who have had a background investigation conducted by the U.S. Office of Personnel Management (OPM) within the last five years may only require an updated or upgraded investigation.

(3)	Contractor employees shall comply with the DHHS criteria for the assigned position sensitivity designations prior to performing any work under this contract. The following exceptions apply:

Levels 5 and 1: Contractor employees may begin work under the contract after the contractor has submitted the name, position and responsibility of the employee to the Project Officer, as described in paragraph c.(2) above.

Level 6: In special circumstances the Project Officer may request a waiver of the preappointment investigation. If the waiver is granted, the Project Officer will provide written authorization for the contractor employee to work under the contract.

d.	Systems Security Plan

The contractor shall protect Federal automated information systems that are developed or accessed by the contractor. System security shall be accomplished in accordance with the contractor=s System Security Plan dated (upon award). The plan must:

(1)	Include a detailed plan of present and proposed systems security programs commensurate with the size and complexity of the requirements of the Statement of Work. The contractor shall use the NIH Systems Security Plan Template (detailed) at http://irm.cit.nih.gov/security/secplantemp.doc or NIH Systems Security Plan Outline (outline only) at http://irm.cit.nih.gov/nihsecurity/Security_Plan_Outline.doc.

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Include an acknowledgment of its understanding of the security requirements.

Provide similar information for any proposed subcontractor developing or accessing an AIS.

e.	Rules of Behavior

The contractor shall comply with the NIH Information Technology General Rules of Behavior at: http://irm.cit.nih.gov/security/nihitrob.html.

f.	Information Security Training

Each contractor employee shall complete the NIH Computer Security Awareness Training (http://irtsectraining.nih.gov/) prior to performing any contract work, and on an annual basis thereafter, during the period of performance of this contract.

The contractor shall maintain a listing by name and title of each individual working under this contract that has completed the NIH required training. Any additional security training completed by contractor staff shall be included on this listing.

Contractor staff shall complete the following additional training prior to performing any work under this contract:

g.	Personnel Security Responsibilities

The contractor shall perform and document the actions identified in the AEmployee Separation Checklist@, attached and made a part of this contract, when a contractor employee terminates work under this contract. All documentation shall be made available to the Project Officer and/or Contracting Officer upon request

h.	Commitment to Protect Departmental Information Systems and Data

(1)	Contractor Agreement

The Contractor shall not release, publish, or disclose sensitive Department information to unauthorized personnel, and shall protect such information in accordance with provisions of the following laws and any other pertinent laws and regulations governing the confidentiality of sensitive information:

- 18 U.S.C. 641 (Criminal Code: Public Money, Property or Records)

- 18 U.S.C. 1905 (Criminal Code: Disclosure of Confidential Information)

- Public Law 96-511 (Paperwork Reduction Act)

(2)	Contractor-Employee Non-Disclosure Agreements

Each contractor employee who may have access to sensitive Department information under this contract shall complete Commitment To Protect Non-Public Information - Contractor Agreement. A copy of each signed and witnessed Non-Disclosure agreement shall be submitted to the Project Officer prior to performing any work under the contract.

i.	References

1.	DHHS Information Security Program Policy: http://www.hhs.gov/ohr/manual/pssh.pdf

2.	DHHS Personnel Security/Suitability Handbook: http://www.hhs.gov/ohr/manual/pssh.pdf

3.	NIST Special Publication 800-16, Information Technology Security Training Requirements: http://csrc.nist.gov/publications/nistpubs/800-16/800-16.pdf

Appendix A-D: http://csrc.nist.gov/publications/nistpubs/800-16/AppendixA-D.pdf

4.	NIST SP 800-18, Guide for Developing Security Plans for Information Technology Systems: http://csrc.nist.gov/publications/nistpubs/index.html

5.	NIST SP 800-60, Guide for Mapping Types of Information and Information Systems to Security Categories,

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Volume I: http://csrc.nist.gov/publications/nistpubs/800-60/SP800-60V1-final.pdf

6.	NIST SP 800-60, Guide for Mapping Types of Information and Information Systems to Security Categories, Volume II: http://csrc.nist.gov/publications/nistpubs/800-60/SP800-60V2-final.pdf

7.	NIST SP 800-64, Security Considerations in the Information System Development Life Cycle:

http://csrc.nist.gov/publications/nistpubs/800-64/NIST-SP800-64.pdf

8.	NIH Computer Security Awareness Training Course: http://irtsectraining.nih.gov/

9.	Roster of Employees Requiring Suitability Investigations: http://ais.nci.nih.gov/forms/Suitability-roster.xls

10.	NIAID Information Technology Security Policies, Background Investigation Process: http://ais.nci.nih.gov/

11.	NIH Systems Security Plan Template (detailed): http://irm.cit.nih.gov/security/secplantemp.doc

12.	NIH Systems Security Plan Outline (outline only): http://irm.cit.nih.gov/nihsecurity/Security_Plan_Outline.doc

13.	NIH Information Technology General Rules of Behavior: http://irm.cit.nih.gov/security/nihitrob.html

14.	Commitment To Protect Non-Public Information - Contractor Agreement:

http://irm.cit.nih.gov/security/Nondisclosure.pdf

ARTICLE H.8. SALARY RATE LIMITATION LEGISLATION PROVISIONS

a.	Pursuant to the P.L.(s) cited in paragraph b., below, no NIH Fiscal Year funds may be used to pay the direct salary of an individual through this contract at a rate in excess of the applicable amount shown or the applicable Executive Level for the fiscal year covered. Direct salary is exclusive of fringe benefits, overhead and general and administrative expenses (also referred to as “indirect costs” or “facilities and administrative (F&A) costs”). Direct salary has the same meaning as the term “institutional base salary.” An individual’s direct salary (or institutional base salary) is the annual compensation that the contractor pays for an individual’s appointment whether that individual’s time is spent on research, teaching, patient care or other activities. Direct salary (or institutional base salary) excludes any income that an individual may be permitted to earn outside of duties to the contractor. The per year salary rate limitation also applies to individuals proposed under subcontracts. It does not apply to fees paid to consultants. If this is a multiple year contract, it may be subject to unilateral modifications by the Government if an individual’s salary rate used to establish contract funding exceeds any salary rate limitation subsequently established in future HHS appropriation acts.

b.	Public Law No.	Fiscal Year	Dollar Amount of Salary Limitation

	P.L. 109-149, Public Health &	FY 06	Executive Level I
Social Services Emergency Fund

c.	Payment of direct salaries is limited to the Executive Level I* rate which was in effect on the date(s) the expense was incurred.

For the period 10/1/05 - 12/31/05, the Executive Level I rate is $180,100. Effective January 1, 2006, the Executive Level I rate increased to $183,500 and will remain at that rate until it is revised. See the web site listed below for the Executive Schedule rates of pay:

FOR FY-06 EXECUTIVE LEVEL SALARIES EFFECTIVE JANUARY 1, 2006:

http://www.opm.gov/oca/06tables/html/ex.asp

(Note: This site shows the FY-06 rates. For previous years, click on “salaries and wages” and then scroll down to the bottom of the page and click on the year to locate the desired Executive Level salary rates.)

ARTICLE H.9. PUBLICATION AND PUBLICITY

The contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Institute of Allergy and Infectious Diseases, National Institutes of Health, Department of Health and Human Services, under Contract No. HHSN266200600008C/N01-AI-60008.”

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ARTICLE H.10. PRESS RELEASES

a.	Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will be financed by nongovernmental sources.

Public Law and Section No.	Fiscal Year	Period Covered

P.L. 109-149, Title V-General Provisions	2006	10/1/2005-9/30/2006
Section 506

ARTICLE H.11. REPORTING MATTERS INVOLVING FRAUD, WASTE AND ABUSE

Anyone who becomes aware of the existence or apparent existence of fraud, waste and abuse in NIH funded programs is encouraged to report such matters to the HHS Inspector General’s Office in writing or on the Inspector General’s Hotline. The toll free number is 1-800-HHS-TIPS (1-800-447-8477). All telephone calls will be handled confidentially. The e-mail address is Htips@os.dhhs.gov and the mailing address is:

Office of Inspector General

Department of Health and Human Services

TIPS HOTLINE

P.O. Box 23489

Washington, D.C. 20026

ARTICLE H.12. ANTI -LOBBYING

a.	Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall only be used for normal and recognized executive-legislative relationships. Contract funds shall not be used, for publicity or propaganda purposes; or for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b.	Contract funds shall not be used to pay salary or expenses of the contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

c.	Public Law and Section No.		Fiscal Year	Period Covered

	for a., above:	P.L. 109-149, Title V-General Provisions	FY-06	10/1/2005-9/30/2006
Section 503a.

	for b., above:	P.L. 109-149, Title V-General Provisions	FY-06	10/1/2005-9/30/2006
Section 503b.

ARTICLE H.13. INTELLECTUAL PROPERTY OPTION TO COLLABORATOR

NIAID may collaborate with an outside investigator who has proprietary rights to compounds which may be assigned under this contract. This collaborator will be identified by the Project Officer (PO) at the time of assignment and in this case, the following option regarding Intellectual Property Rights will be applicable.

Contractor agrees to promptly notify the NIAID and “Collaborator” in writing of any inventions, discoveries or innovations

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made by the contractor’s principal investigator or any other employees or agents of the contractor, whether patentable or not, which are conceived and/or first actually reduced to practice in the performance of this study using Collaborator’s Study Agent (hereinafter “Contractor Inventions”).

Contractor agrees to grant to Collaborator: (1) a paid-up nonexclusive, nontransferable, royalty-free, world-wide license to all Contractor Inventions for research purposes only; and (2) a time-limited first option to negotiate an exclusive world-wide royalty-bearing license for all commercial purposes, including the right to grant sub-licenses, to all Contractor Inventions on terms to be negotiated in good faith by Collaborator and Contractor. Collaborator shall notify Contractor, in writing, of its interest in obtaining an exclusive license to any Contractor Invention within six (6) months of Collaborator’s receipt of notice of such Contractor Invention(s). In the event that Collaborator fails to so notify Contractor or elects not to obtain an exclusive license, then Collaborator’s option shall expire with respect to that Contractor Invention, and Contractor will be free to dispose of its interests in such Contractor Invention in accordance with its own policies. If Contractor and Collaborator fail to reach agreement within ninety (90) days, (or such additional period as Collaborator and Contractor may agree) on the terms for an exclusive license for a particular Contractor Invention, then for a period of six (6) months thereafter, Contractor shall not offer to license the Contractor Invention to any third party on materially better terms than those last offered to Collaborator without first offering such terms to Collaborator, in which case Collaborator shall have a period of thirty (30) days in which to accept or reject the offer.

Contractor agrees that notwithstanding anything herein to the contrary, any inventions, discoveries or innovations, whether patentable or not, which are not Subject Inventions as defined in 35 U.S.C. 201(e),* arising out of any unauthorized use of the Collaborator’s Study Agent shall be the property of the Collaborator (hereinafter “Collaborator Inventions”). Contractor will promptly notify the Collaborator in writing of any such Collaborator Inventions and, at Collaborator’s request and expense, Contractor will cause to be assigned to Collaborator all right, title and interest in an to any such Collaborator Inventions and provide Collaborator with reasonable assistance to obtain patents (including causing the execution of any invention assignment or other documents). Contractor may also be conducting other more basic research using Study Agent under the authority of a separate Material Transfer Agreement (MTA), or other such agreement with the Collaborator. Inventions arising thereunder shall be subject to the terms of the MTA, and not to this clause.

*35 U.S.C. (e): The term “subject invention” means any invention of the contractor conceived or first actually reduced to practice in the performance of work under a funding agreement: Provided, that in the case of a variety of plant, the date of determination (as defined in section 41(d)(FOOTNOTE 1) of the Plant Variety Protection Act (7 U.S.C. 2401(d))) must also occur during the period of contract performance.

Protection of Proprietary Data

Data generated using an investigational agent proprietary to a Collaborator will be kept confidential and shared only with the and the Collaborator. The Contractor retains the right to publish research results subject to the terms of this contract.

ARTICLE H.14. OBTAINING AND DISSEMINATING BIOMEDICAL RESEARCH RESOURCES

Unique research resources arising from NIH-funded research are to be shared with the scientific research community. NIH provides guidance, entitled, “Sharing Biomedical Research Resources: Principles and Guidelines for Recipients of NIH Research Grants and Contracts,” (Federal Register Notice, December 23, 1999 [64 FR 72090]), concerning the appropriate terms for disseminating and acquiring these research resources. This guidance, found at: http://ott.od.nih.gov/NewPages/64FR72090.pdf. is intended to help contractors ensure that the conditions they impose and accept on the transfer of research tools will facilitate further biomedical research, consistent with the requirements of the Bayh-Dole Act and NIH funding policy.

Note: For the purposes of this Article, the terms, “research tools,” “research materials,” and “research resources” are used interchangeably and have the same meaning.

a.	Sharing of Model Organisms for Biomedical Research

The plan for sharing model organisms submitted by the contractor is acceptable. The contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

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ARTICLE H.15. SHARING RESEARCH DATA

The data sharing plan submitted by the contractor is acceptable. The contractor agrees to adhere to its plan and shall request prior approval of the Contracting Officer for any changes in its plan.

The NIH endorses the sharing of final research data to expedite the translation of research results into knowledge, products, and procedures to improve human health. this contract is expected to generate research data that must be shared with the public and other researchers. NIH’s data sharing policy may be found at the following Web site:

http://grants.nih.gov/grants/guide/notice-files/NOT-OD-03-032.html

NIH recognizes that data sharing may be complicated or limited, in some cases, by institutional policies, local IRB rules, as well as local, state and Federal laws and regulations, including the Privacy Rule (see HHS-published documentation on the Privacy Rule at http://www.hhs.gov/ocr/). The rights and privacy of people who participate in NIH-funded research must be protected at all times; thus, data intended for broader use should be free of identifiers that would permit linkages to individual research participants and variables that could lead to deductive disclosure of the identity of individual subjects.

ARTICLE H.16. POSSESSION USE AND TRANSFER OF SELECT BIOLOGICAL AGENTS OR TOXINS

The contractor shall not conduct work involving select agents or toxins under this contract until it and any associated subcontractor(s) comply with the following:

For prime or subcontract awards to domestic institutions that possess, use, and/or transfer Select Agents under this contract, the institution must comply with the provisions of 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 (http://www.aphis.usda.gov/programs/ag_selectagent/FinalRule3-18-05.pdf), as required, before using NIH funds for research involving Select Agents. No NIH funds can be used for research involving Select Agents if the final registration certificate is denied.

For prime or subcontract awards to foreign institutions that possess, use, and/or transfer Select Agents under this contract, before using NIH funds for any work directly involving the Select Agents, the foreign institution must provide information satisfactory to the NIAID, NIH that safety, security, and training standards equivalent to those described in 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 at:

(http://www.aphis.usda.gov/programs/ag_selectagent/FinalRule3-18-05.pdf)

are in place and will be administered on behalf of all Select Agent work sponsored by these funds. The process for making this determination includes inspection of the foreign laboratory facility by an NIAID representative. During this inspection, the foreign institution must provide the following information: concise summaries of safety, security, and training plans; names of individuals at the foreign institution who will have access to the Select Agents and procedures for ensuring that only approved and appropriate individuals, in accordance with institution procedures, will have access to the Select Agents under the contract; and copies of or links to any applicable laws, regulations, policies, and procedures applicable to that institution for the safe and secure possession, use, and/or transfer of select agents. An NIAID-chaired committee of U.S. federal employees (including representatives of NIH grants/contracts and scientific program management, CDC, Department of Justice and other federal intelligence agencies, and Department of State) will ultimately assess the results of the laboratory facility inspection, and the regulations, policies, and procedures of the foreign institution for equivalence to the U.S. requirements described in 42 CFR part 73, 7 CFR part 331, and/or 9 CFR part 121 (http://www.aphis.usda.gov/programs/ag_selectagent/FinalRule3-18-05.pdf). The committee will provide recommendations to the DEA Director, NIAID. The DEA Director will make the approval decision and notify the Contracting Officer. The Contracting Officer will inform the prime contractor of the approval status of the foreign institution. No NIH funds can be used for research involving Select Agents at a foreign institution until NIAID grants this approval.

Listings of HHS select agents and toxins, and overlap select agents or toxins as well as information about the registration process for domestic institutions, are available on the Select Agent Program Web site at http://www.cdc.gov/od/sap/ and http://www.cdc.gov/od/sap/docs/salist.pdf. Listings of USDA select agents and toxins as well as information about the registration process for domestic institutions are available on the APHIS/USDA website at:

http://www.aphis.usda.gov/programs/ag_selectagent/index.html; and http://www.aphis.usda.gov/programs/ag_selectagent/ag_bioterr_forms.html.

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For foreign institutions, see the NIAID Select Agent Award information:

http://www.niaid.nih.gov/ncn/clinical/default_biodefense.htm

ARTICLE H.17. HOTEL AND MOTEL FIRE SAFETY ACT OF 1990 (P.L. 101-391)

Pursuant to Public Law 101-391, no Federal funds may be used to sponsor or fund in whole or in part a meeting, convention, conference or training seminar that is conducted in, or that otherwise uses the rooms, facilities, or services of a place of public accommodation that do not meet the requirements of the fire prevention and control guidelines as described in the Public Law. This restriction applies to public accommodations both foreign and domestic.

Public accommodations that meet the requirements can be accessed at: http://www.usfa.fema.gov/hotel/index.htm

ARTICLE H.18. PROHIBITION ON CONTRACTOR INVOLVEMENT WITH TERRORIST ACTIVITIES

The contractor acknowledges that U.S. Executive Orders and Laws, including but not limited to E.O. 13224 and P.L. 107-56, prohibit transactions with, and the provision of resources and support to, individuals and organizations associated with terrorism. It is the legal responsibility of the contractor to ensure compliance with these Executive Orders and Laws. This clause must be included in all subcontracts issued under this contract.

ARTICLE H.19. NIH POLICY ON ENHANCING PUBLIC ACCESS TO ARCHIVED PUBLICATIONS RESULTING FROM NIH-FUNDED RESEARCH

The Policy requests that beginning May 2, 2005, NIH-funded investigators submit to the NIH National Library of Medicine’s (NLM) PubMed Central (PMC) an electronic version of the author’s final manuscript, upon acceptance for publication, resulting from research supported in whole or in part with direct costs from NIH. NIH defines the author’s final manuscript as the final version accepted for journal publication, and includes all modifications from the publishing peer review process. The PMC archive will preserve permanently these manuscripts for use by the public, health care providers, educators, scientists, and NIH. The Policy directs electronic submissions to the NIH/NLM/PMC: http://www.pubmedcentral.nih.gov.

Additional information is available at http://grants.nih.gov/grants/guide/notice-files/NOT-OD-05-022.html.

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PART II - CONTRACT CLAUSES

SECTION I - CONTRACT CLAUSES

ARTICLE I.1. GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - FAR 52.252-2, CLAUSES INCORPORATED BY REFERENCE (FEBRUARY 1998)

This contract incorporates the following clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far/.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES:

FAR CLAUSE NO.	DATE	TITLE
52.202-1	Jul 2004	Definitions

52.203-3	Apr 1984	Gratuities (Over $100,000)

52.203-5	Apr 1984	Covenant Against Contingent Fees (Over $100,000)

52.203-6	Jul 1995	Restrictions on Subcontractor Sales to the Government (Over $100,000)

52.203-7	Jul 1995	Anti-Kickback Procedures (Over $100,000)

52.203-8	Jan 1997	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity (Over $100,000)

52.203-10	Jan 1997	Price or Fee Adjustment for Illegal or Improper Activity (Over $100,000)

52.203-12	Jun 2003	Limitation on Payments to Influence Certain Federal Transactions (Over $100,000)

52.204-4	Aug 2000	Printed or Copied Double-Sided on Recycled Paper (Over $100,000)

52.204-7	Oct 2003	Central Contractor Registration

52.209-6	Jul 1995	Protecting the Government’s Interests When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment (Over $25,000)

52.215-2	Jun 1999	Audit and Records - Negotiation (Over $100,000)

52.215-8	Oct 1997	Order of Precedence - Uniform Contract Format

52.215-10	Oct 1997	Price Reduction for Defective Cost or Pricing Data

52.215-12	Oct 1997	Subcontractor Cost or Pricing Data (Over $500,000)

52.215-14	Oct 1997	Integrity of Unit Prices (Over $100,000)

52.215-15	Oct 2004	Pension Adjustments and Asset Reversions

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52.215-18	Oct 1997	Reversion or Adjustment of Plans for Post-Retirement Benefits (PRB) other than Pensions

52.215-19	Oct 1997	Notification of Ownership Changes

52.215-21	Oct 1997	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data - Modifications

52.216-7	Dec 2002	Allowable Cost and Payment

52.216-8	Mar 1997	Fixed Fee

52.219-8	May 2004	Utilization of Small Business Concerns (Over $100,000)

52.219-9	Jan 2002	Small Business Subcontracting Plan (Over $500,000)

52.219-16	Jan 1999	Liquidated Damages - Subcontracting Plan (Over $500,000)

52.222-2	Jul 1990	Payment for Overtime Premium (Over $100,000) (Note: The dollar amount in paragraph (a) of this clause is $0 unless otherwise specified in the contract.)

52.222-3	Jun 2003	Convict Labor

52.222-26	Apr 2002	Equal Opportunity

52.222-35	Dec 2001	Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.222-36	Jun 1998	Affirmative Action for Workers with Disabilities

52.222-37	Dec 2001	Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans

52.223-6	May 2001	Drug-Free Workplace

52.223-14	Aug 2003	Toxic Chemical Release Reporting (Over $100,000)

52.225-1	Jun 2003	Buy American Act - Supplies

52.225-13	Dec 2003	Restrictions on Certain Foreign Purchases

52.227-1	Jul 1995	Authorization and Consent, Alternate I (Apr 1984)

52.227-2	Aug 1996	Notice and Assistance Regarding Patent and Copyright Infringement (Over $100,000)

52.227-11	Jun 1997	Patent Rights - Retention by the Contractor (Short Form) (Note: In accordance with FAR 27.303(a)(2), paragraph (f) is modified to include the requirements in FAR 27.303(a)(2)(i) through (iv). The frequency of reporting in (i) is annual.

52.227-14	Jun 1987	Rights in Data - General

52.232-9	Apr 1984	Limitation on Withholding of Payments

52.232-17	Jun 1996	Interest (Over $100,000)

52.232-20	Apr 1984	Limitation of Cost

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52.232-23	Jan 1986	Assignment of Claims

52.232-25	Oct 2003	Prompt Payment, Alternate I (Feb 2002)

52.232-33	Oct 2003	Payment by Electronic Funds Transfer—Central Contractor Registration

52.233-1	Jul 2002	Disputes

52.233-3	Aug 1996	Protest After Award, Alternate I (Jun 1985)

52.233-4	Oct 2004	Applicable Law for Breach of Contract Claim

52.242-1	Apr 1984	Notice of Intent to Disallow Costs

52.242-3	May 2001	Penalties for Unallowable Costs (Over $500,000)

52.242-4	Jan 1997	Certification of Final Indirect Costs

52.242-13	Jul 1995	Bankruptcy (Over $100,000)

52.243-2	Aug 1987	Changes - Cost Reimbursement, Alternate V (Apr 1984)

52.244-2	Aug 1998	Subcontracts, Alternate II (Aug 1998) *If written consent to subcontract is required, the identified subcontracts are listed in ARTICLE B, Advance Understandings.

52.244-5	Dec 1996	Competition in Subcontracting (Over $100,000)

52.245-5	May 2004	Government Property (Cost-Reimbursement, Time and Material, or Labor- Hour Contract)

52.246-23	Feb 1997	Limitation of Liability (Over $100,000)

52.249-6	Sep 1996	Termination (Cost-Reimbursement)

52.249-14	Apr 1984	Excusable Delays

52.253-1	Jan 1991	Computer Generated Forms

b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CFR CHAPTER 3) CLAUSES:

HHSAR CLAUSE NO.	DATE	TITLE
352.202-1	Jan 2001	Definitions - with Alternate paragraph (h) (Jan 2001)

352.216-72	Oct 1990	Additional Cost Principles

352.228-7	Dec 1991	Insurance - Liability to Third Persons

352.232-9	Apr 1984	Withholding of Contract Payments

352.233-70	Apr 1984	Litigation and Claims

352.242-71	Apr 1984	Final Decisions on Audit Findings

352.270-5	Apr 1984	Key Personnel

352.270-6	Jul 1991	Publications and Publicity

352.270-7	Jan 2001	Paperwork Reduction Act

[ End of GENERAL CLAUSES FOR A COST-REIMBURSEMENT RESEARCH AND DEVELOPMENT CONTRACT - Rev. 10/2004].

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ARTICLE I.2. AUTHORIZED SUBSTITUTIONS OF CLAUSES

ARTICLE I.1. of this SECTION is hereby modified as follows:

Alternate I (October 1997) of FAR Clause 52.215-14, Integrity of Unit Prices (October 1997) is added.

ARTICLE I.3. ADDITIONAL CONTRACT CLAUSES

This contract incorporates the following clauses by reference, with the same force and effect, as if they were given in full text. Upon request, the contracting officer will make their full text available.

a.	FEDERAL ACQUISITION REGULATION (FAR) (48 CFR CHAPTER 1) CLAUSES

(1)	FAR Clause 52.219-25, Small Disadvantage Business Participation Program – Disadvantaged Status and Reporting (October 1999).

(2)	FAR Clause 52.223-3, Hazardous Material Identification and Material Safety Data (January 1997), with Alternate I (July 1995).

(3)	FAR Clause 52.227-14, Rights in Data - General (June 1987).

(4)	Alternate II (June 1987), FAR Clause 52.227-14, Rights in Data—General (June 1987). Additional purposes for which the limited rights data may be used are:

(5)	Alternate III (June 1987), FAR Clause 52.227-14, Rights in Data—General (June 1987).

Additions to, or limitations on, the restricted rights set forth in the Restricted Rights Notice of subparagraph (g)(3) of the clause are expressly stated as follows:

(6)	FAR Clause 52.227-16, Additional Data Requirements (June 1987).

(7)	FAR Clause 52.242-3, Penalties for Unallowable Costs (May 2001).

(8)	FAR Clause 52.242-4, Certification of Final Indirect Cost (January 1997).

(9)	FAR Clause 52.246-23, Limitation of Liability (February 1997). AND/OR

(10)	FAR Clause 52.246-24, Limitation of Liability - High-Value Items (February 1997).

(11)	FAR Clause 52.247-63, Preference for U.S. Flag Air Carriers (June2003).

(12)	FAR Clause 52.247-64, Preference for Privately Owned U.S. Flag Commercial Vessels (April 2003).

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b.	DEPARTMENT OF HEALTH AND HUMAN SERVICES ACQUISITION REGULATION (HHSAR) (48 CHAPTER 3) CLAUSES:

(1)	HHSAR Clause 352.223-70, Safety and Health (January 2001). [This clause is provided in full text in Section J - Attachments.]

(2)	HHSAR Clause 352.224-70, Confidentiality of Information (April 1984 - including revisions mandated by the 1/3/2005 Federal Register notice which was effective March 2005).

(3)	HHSAR Clause 352.270-1, Accessibility of Meetings, Conferences and Seminars to Persons with Disabilities (January 2001).

(4)	HHSAR Clause 352.270-9, Care of Live Vertebrate Animals (March 2005).

c.	NATIONAL INSTITUTES OF HEALTH (NIH) RESEARCH CONTRACTING (RC) CLAUSES:

The following clauses are attached and made a part of this contract:

(1)	NIH (RC)-7, Procurement of Certain Equipment (April 1984) (OMB Bulletin 81-16).

ARTICLE I.4. ADDITIONAL FAR CONTRACT CLAUSES INCLUDED IN FULL TEXT

Additional clauses other than those listed below which are based on the type of contract/Contractor shall be determined during negotiations. Any contract awarded from this solicitation will contain the following:

This contract incorporates the following clauses in full text.

FEDERAL ACQUISITION REGULATION (FAR)(48 CFR CHAPTER 1) CLAUSES:

a.	FAR Clause 52.222-39, Notification Of Employee Rights Concerning Payment Of Union Dues Or Fees (December 2004)

(a)	Definition. As used in this clause—

United States means the 50 States, the District of Columbia, Puerto Rico, the Northern Mariana Islands, American Samoa, Guam, the U.S. Virgin Islands, and Wake Island.

(b)	Except as provided in paragraph (e) of this clause, during the term of this contract, the Contractor shall post a notice, in the form of a poster, informing employees of their rights concerning union membership and payment of union dues and fees, in conspicuous places in and about all its plants and offices, including all places where notices to employees are customarily posted. The notice shall include the following information (except that the information pertaining to National Labor Relations Board shall not be included in notices posted in the plants or offices of carriers subject to the Railway Labor Act, as amended (45 U.S.C. 151-188)).

Notice to Employees

Under Federal law, employees cannot be required to join a union or maintain membership in a union in order to retain their jobs. Under certain conditions, the law permits a union and an employer to enter into a union_security agreement requiring employees to pay uniform periodic dues and initiation fees. However, employees who are not union members can object to the use of their payments for certain purposes and can only be required to pay their share of union costs relating to collective bargaining, contract administration, and grievance adjustment.

If you do not want to pay that portion of dues or fees used to support activities not related

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to collective bargaining, contract administration, or grievance adjustment, you are entitled to an appropriate reduction in your payment. If you believe that you have been required to pay dues or fees used in part to support activities not related to collective bargaining, contract administration, or grievance adjustment, you may be entitled to a refund and to an appropriate reduction in future payments.

For further information concerning your rights, you may wish to contact the National Labor Relations Board (NLRB) either at one of its Regional offices or at the following address or toll free number:

National Labor Relations Board

Division of Information

1099 14th Street, N.W.

Washington, DC 20570

1-866-667-6572

1-866-316-6572 (TTY)

To locate the nearest NLRB office, see NLRB’s website at http://www.nlrb.gov.

(c)	The Contractor shall comply with all provisions of Executive Order 13201 of February 17, 2001, and related implementing regulations at 29 CFR part 470, and orders of the Secretary of Labor.

(d)	In the event that the Contractor does not comply with any of the requirements set forth in paragraphs (b), (c), or (g), the Secretary may direct that this contract be cancelled, terminated, or suspended in whole or in part, and declare the Contractor ineligible for further Government contracts in accordance with procedures at 29 CFR part 470, Subpart B__Compliance Evaluations, Complaint Investigations and Enforcement Procedures. Such other sanctions or remedies may be imposed as are provided by 29 CFR part 470, which implements Executive Order 13201, or as are otherwise provided by law.

(e)	The requirement to post the employee notice in paragraph (b) does not apply to—

(1)	Contractors and subcontractors that employ fewer than 15 persons;

(2)	Contractor establishments or construction work sites where no union has been formally recognized by the Contractor or certified as the exclusive bargaining representative of the Contractor’s employees;

(3)	Contractor establishments or construction work sites located in a jurisdiction named in the definition of the United States in which the law of that jurisdiction forbids enforcement of union-security agreements;

(4)	Contractor facilities where upon the written request of the Contractor, the Department of Labor Deputy Assistant Secretary for Labor-Management Programs has waived the posting requirements with respect to any of the Contractor’s facilities if the Deputy Assistant Secretary finds that the Contractor has demonstrated that—

(i)	The facility is in all respects separate and distinct from activities of the Contractor related to the performance of a contract; and

(ii)	Such a waiver will not interfere with or impede the effectuation of the Executive order; or

(5)	Work outside the United States that does not involve the recruitment or employment of workers within the United States.

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(f)	The Department of Labor publishes the official employee notice in two variations; one for contractors covered by the Railway Labor Act and a second for all other contractors. The Contractor shall—

(1)	Obtain the required employee notice poster from the Division of Interpretations and Standards, Office of Labor-Management Standards, U.S. Department of Labor, 200 Constitution Avenue, NW, Room N-5605, Washington, DC 20210, or from any field office of the Department’s Office of Labor-Management Standards or Office of Federal Contract Compliance Programs;

(2)	Download a copy of the poster from the Office of Labor-Management Standards website at http://www.olms.dol.gov; or

(3)	Reproduce and use exact duplicate copies of the Department of Labor’s official poster.

(g)	The Contractor shall include the substance of this clause in every subcontract or purchase order that exceeds the simplified acquisition threshold, entered into in connection with this contract, unless exempted by the Department of Labor Deputy Assistant Secretary for Labor-Management Programs on account of special circumstances in the national interest under authority of 29 CFR 470.3(c). For indefinite quantity subcontracts, the Contractor shall include the substance of this clause if the value of orders in any calendar year of the subcontract is expected to exceed the simplified acquisition threshold. Pursuant to 29 CFR part 470, Subpart B—Compliance Evaluations, Complaint Investigations and Enforcement Procedures, the Secretary of Labor may direct the Contractor to take such action in the enforcement of these regulations, including the imposition of sanctions for noncompliance with respect to any such subcontract or purchase order. If the Contractor becomes involved in litigation with a subcontractor or vendor, or is threatened with such involvement, as a result of such direction, the Contractor may request the United States, through the Secretary of Labor, to enter into such litigation to protect the interests of the United States.

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PART III

SECTION J - LIST OF ATTACHMENTS

The following documents are attached and incorporated in this contract:

1.	Statement of Work, 7/28/2006, 4 pages.

2.	Invoice/Financing Request and Contract Financial Reporting Instructions for NIH Cost-Reimbursement Type Contracts, NIH(RC)-4, (5/97), 5 pages.

3.	Safety and Health, HHSAR Clause 352.223-70, (1/01), 1 page.

4.	Procurement of Certain Equipment, NIH(RC)-7, 4/1/84.

5.	Commitment To Protect Non-Public Information.

Available on the web at the following address: http://irm.cit.nih.gov/security/Nondisclosure.pdf.

6.	XOMA Proposed Indirect Rates

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PART IV

SECTION K - REPRESENTATIONS AND CERTIFICATIONS

The following documents are incorporated by reference in this contract:

1.	Representations and Certifications, dated March 17, 2006.

END of the SCHEDULE

(CONTRACT)

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STATEMENT OF WORK

DEVELOPMENT OF A FINAL DRUG PRODUCT FOR A MIXTURE OF MONOCLONAL ANTIBODIES FOR

TYPE A BOTULINUM NEUROTOXINS

RFP NIH-NIAID-DMID-06-38

INTRODUCTION:

Research conducted by the National Institute of Allergy and Infectious Diseases (NIAID), National Institute of Health (NIH), strives to understand, treat and ultimately prevent the myriad infectious, immunologic, and allergic diseases that threaten millions of human lives. The NIAID Division of Microbiology and Infectious Diseases (DMID) supports extramural research to control and prevent diseases caused by virtually all infectious agents. This includes basic and applied research to develop and evaluate therapeutics, vaccines, and diagnostics, which are funded through a variety of research grants and contracts. In this context, the NIAID’s mission includes the development of new medical countermeasures against the biological agents that are most likely to be used in a terror attack on civilian populations. These biological agents have been prioritized as Category A, B, and C. Through this contract NIAID is seeking to advance the development of a mixture of three monoclonal antibodies (mAbs) as a therapeutic against botulinum neurotoxin serotype A, which is a Category A threat agent. The three mAbs were discovered by Dr. James Marks at the University of California San Francisco (UCSF). The mixture of the three mAbs has demonstrated neutralizing activity for botulinum neurotoxin subtypes A1 and A2 in a small laboratory animal model. The NIAID is currently funding XOMA to manufacture by current Good Manufacturing Process (cGMP) bulk drug substance of the three mAbs. To this end, XOMA negotiated a non-exclusive agreement with UCSF to access the three mAbs. XOMA recloned the three mAbs into proprietary commercial production cell lines and named the mAbs NX01, NX02 and NX11. Master Cell Banks and Master Working Cell Banks were produced by XOMA and small amounts of each mAb have been produced for use in development of analytical assays, clone selection, and verification of neutralizing activity in a small animal model. XOMA is developing a manufacturing process for each of the mAbs and will manufacture and deliver at least 7.0 grams of each as a cGMP bulk drug substance.

OVERALL PURPOSE AND SCOPE

Through this contract with XOMA the NIAID will support activities to complete the development of NX01, NX02 and NX11 mAbs from three separate cGMP bulk drug substances to three formulated, finished, vialed and labeled as single mAbs final drug products, and finally to one formulated mixture of the three mAbs finished, vialed and labeled as a final drug product. The final drug product should be suitable for clinical evaluation by sterile intravenous infusion. Using the Master Working Cell Banks that the Contractor produced under contract N01AI50004, the Contractor shall manufacture additional cGMP mAb bulk drug substance as directed by the NIAID Project Officer to complete the development of the final drug products, and to perform IND-enabling studies and a Phase 1 clinical trial. The Contractor shall perform viral clearance validations for a minimum of three viruses for the final production process of the mAbs. The Contractor shall formulate, finish, vial, and label the final drug product as three single mAb formulations and a mixture of the three mAbs. The optimal ratio of the three antibodies in the mixture shall be determined by the Contractor from potency, pharmacokinetic and stability studies. A single vial of the mixture shall contain an equal or greater number of neutralizing units for botulinum serotype A1, as the licensed equine anti-toxin product, unless otherwise directed through discussions with the FDA. The neutralizing units for botulinum serotype A2 shall be agreed upon through discussion with the FDA and NIAID Project Officer. The final drug product shall be formulated for maximum stability when stored at -20 C or 4 C, as determined in accelerated stability studies. The Contractor shall plan and implement a long-term stability program for all of the final drug product and the remaining bulk drug product.

The Contractor shall develop and either qualify or validate (depending on regulatory requirements) assays to support: a) nonclinical and clinical pharmacokinetic studies; b) nonclinical toxicity and safety studies; and c) formulation, lot release, and stability studies. In addition, the Contractor shall perform nonclinical IND-enabling studies to assess toxicity, safety, and pharmacokinetics. The Contractor shall participate with NIAID in meetings with the FDA and preparation of the IND application. The Contractor shall be responsible for performing studies and activities in compliance with Good Laboratory Practice (GLP: as defined in the U.S. Code of Federal Regulations – 21CFR§58) and current Good Manufacturing Practice guidelines (cGMP: as defined in the U.S. Code of Federal Regulations – 21CFR§211), including data management and quality control systems.

Statement of Work		ATTACHMENT 1
(7/28/06)	1	Page 1

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

The Contractor is expected to use knowledge, reagents, materials, and bulk drug substance produced under contract N01-AI-50004 to most efficiently perform the activities outlined in this Statement of Work and as agreed upon with the NIAID Project Officer and Contracting Officer. The NIAID is aware that this Statement of Work requires facilities with select agent approval and biosafety level 2 facilities, experience and trained personnel. Therefore, it may be necessary for the Contractor to subcontract a portion of the work. The Contractor shall be responsible for ALL work performed under this contract including that performed by any subcontractor(s).

TECHNICAL REQUIREMENTS:

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government as needed to perform the Statement of Work below.

Specifically the Contractor shall provide the following:

1)	Manufacture additional cGMP mAb bulk drug substance as requested by the NIAID Project Officer as follows:

a)	estimate and justify the total amount of GMP bulk drug substance that will be required to complete the studies included in the Statement of Work for this contract;

b)	manufacture cGMP bulk drug substance as requested by the NIAID Project Officer;

c)	Aliquot and store cGMP bulk drug substance under cGMP conditions as agreed upon with the NIAID Project Officer;

d)	develop and implement a stability program for the bulk drug substance; and

e)	ship the cGMP bulk drug substance as requested by the NIAID Project Officer.

2)	Perform viral clearance validations for three viral types for the final production process

3)	Produce fully formulated final drug products from the cGMP mAb bulk drug substances as follows:

a)	formulate each of the three mAbs individually for optimal potency, safety, and stability;

b)	finish, vial, and label the single mAbs as final drug product as requested by the NIAID Project Officer;

c)	formulate a mixture of the three mAbs for optimal potency, safety, and stability;

d)	finish, vial and label the mAb mixture bulk drug product as requested by the NIAID Project Officer;

e)	store the final drug products under cGMP conditions;

f)	develop and implement a stability program for the final drug products;

g)	ship the final drug product as requested by the NIAID Project Officer;

h)	provide a final formulation and product characterization report to the NIAID Project Officer; and

i)	provide all data and analysis for the CMC section of the IND application to the NIAID Project Officer.

4)	Develop and qualify and/or validate assays, depending on regulatory requirements, for IND-enabling studies or a Phase 1 clinical trial, to support:

a)	nonclinical and clinical pharmacokinetic studies: Assays shall include at least one assay capable of differentiating the three mAbs and one assay capable of assessing neutralizing activity in the plasma of laboratory animals and humans. The assays are required to support pharmacokinetic studies in laboratory animals and humans involving doses that range from 0.02 mg antibody/kg to 2.0 mg antibody/kg;

b)	nonclinical toxicity and safety studies; and

c)	formulation, lot release, and stability studies as required for bulk drug substances and final drug products.

4.1.	For each assay the Contractor shall:

a) develop the assay, qualify and/or validate the assay, and provide critical reagents;

b) submit a final assay qualification and/or validation report; and

c) submit a technology transfer package at the request of the NIAID Project Officer.

Statement of Work		ATTACHMENT 1
(7/28/06)	2	Page 2

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

5)	Perform nonclinical IND-enabling studies to assess toxicology, safety and pharmacokinetics of the mAbs as follows:

a)	develop a plan for the performance of all IND-enabling nonclinical toxicology, safety and pharmacokinetic studies;

b)	perform nonclinical toxicology, safety and pharmacokinetic safety studies with formulated cGMP product according to GLP guidelines;

c)	provide a final report to the NIAID Project Officer; and

d)	provide all data and analysis as requested by the NIAID Project Officer for submission in the IND application.

6)	Perform regulatory compliance and data management as follows:

a)	provide data management and quality control systems/procedures, including data transmission, storage, and retrieval;

b)	provide for the statistical design and analysis of data resulting from the research undertaken;

c)	provide raw data or specific analyses of data generated with contract funding to the NIAID Project Officer;

d)	ensure strict adherence to FDA regulations and guidance, including requirements for the conduct of animal studies and assays under GLP and the production of bulk drug product and final drug products under cGMP;

e)	arrange for independent audits as needed or as requested by the NIAID Project Officer. Audits may be requested to assure that Contractor and/or subcontractor facilities and all planned procedures meet the FDA regulations and guidance required to comply with GLP and cGMP. In addition, the Contractor shall ensure that all Contractor and/or subcontractor records and staff are available for site visits or audits. The Contractor shall provide interim and final audit reports to the NIAID Project Office and the NIAID Contracting Officer within thirty (30) calendar days of the completion of the audit. The NIAID reserves the right to conduct independent audit of the Contractor and its subcontractors as needed to evaluate compliance with the FDA regulations and guidance required to meet GLP or cGMP standards. Such audits may also be conducted prior to contract award; and

f)	participate with NIAID in meetings with the FDA regarding the IND application and approval for the product.

7)	Technical, Management, and Administrative Team

The Contractor shall provide all expertise needed for the performance of the Statement of Work, including research, manufacturing, regulatory, statistical, management and administrative activities. The team must include strong scientific leadership as well as significant experience and expertise in the management, design and execution of a product development program focused on manufacturing, formulation and nonclinical IND-enabling studies. The Principal Investigator (PI) shall be responsible for all aspects of project performance and communication with the NIAID Project Officer and the NIAID Contracting Officer. In addition, the Contractor shall provide Project Manager(s) who are responsible for the day-to-day monitoring and tracking of progress and timelines, the coordination of project activities and costs incurred. The Contractor shall provide and implement a plan that addresses how the activities of the prior Fixed-Price contract shall be accounted for separately and apart from the activities of this cost reimbursement contract.

8)	Project Management

The Contractor shall provide for:

b)	the overall management, integration and coordination of all contract activities, including a technical and administrative infrastructure to ensure the efficient planning, initiation, implementation, and direction of all contract activities;

c)	effective communication with the NIAID Project Officer and the NIAID Contracting Officer;

d)	a PI with responsibility for overall project management and communication, tracking, monitoring and reporting on project status and progress, and recommending modifications to project requirements and timelines, including projects undertaken by subcontractors;

Statement of Work		ATTACHMENT 1
(7/28/06)	3	Page 3

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

e)	Project Manager(s) with responsibility for monitoring and tracking day-to-day progress and timelines, coordinating communication and project activities and costs incurred;

f)	administrative staff with responsibility for financial management and reporting on all activities conducted by the Contractor and any subcontractors; and

g)	The organization of a bi-annual one day meeting to include the PI, key personnel, key subcontractor personnel, consultants, the NIAID Project Officer, the NIAID Contracting Officer and up to 2 other key NIAID staff. One meeting to be held in Bethesda and one meeting to held at the Contractor’s site.

The Contractor shall prepare and provide all reports and other deliverables listed in the “Reporting Requirements and Other Deliverables” section of this solicitation.

9)	Facilities, Equipment and Other Resources

The Contractor shall provide the equipment, facilities, and other resources required to perform all parts of the Statement Work in compliance with all Federal and NIH regulations, either in their own facilities or through subcontractor(s). This shall include the performance of in vitro and in vivo IND-enabling studies under GLP, production of mAbs under cGMP, the humane care and use of vertebrate animals, and receiving, storing, and handling dangerous biological agents, including Select agents under biosafety levels required for working with the biological agents under study. A copy of the current interim CDC/NIH DRAFT guidelines in the Biosafety in Microbiology and Biomedical Laboratories, 4th edition is available at: http://www.cdc.gov/od/ohs/biosfty/bmbl4toc.htm .

Statement of Work		ATTACHMENT 1
(7/28/06)	4	Page 4

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORTING

INSTRUCTIONS FOR NIH COST-REIMBURSEMENT CONTRACTS, NIH(RC)-4

General: The contractor shall submit claims for reimbursement in the manner and format described herein and as illustrated in the sample invoice/financing request.

Format: Standard Form 1034, “Public Voucher for Purchases and Services Other Than Personal,” and Standard Form 1035, “Public Voucher for Purchases and Services Other Than Personal— Continuation Sheet,” or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement. In lieu of SF-1034 and SF-1035, claims may be submitted on the payee’s letter-head or self-designed form provided that it contains the information shown on the sample invoice/financing request.

Number of Copies: As indicated in the Invoice Submission Clause in the contract.

Frequency: Invoices/financing requests submitted in accordance with the Payment Clause shall be submitted monthly unless otherwise authorized by the contracting officer.

Cost Incurrence Period: Costs incurred must be within the contract performance period or covered by precontract cost provisions.

Billing of Costs Incurred: If billed costs include: (l) costs of a prior billing period, but not previously billed; or (2) costs incurred during the contract period and claimed after the contract period has expired, the amount and month(s) in which such costs were incurred shall be cited.

Contractor’s Fiscal Year: Invoices/financing requests shall be prepared in such a manner that costs claimed can be identified with the contractor’s fiscal year.

Currency: All NIH contracts are expressed in United States dollars. When payments are made in a currency other than United States dollars, billings on the contract shall be expressed, and payment by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

Costs Requiring Prior Approval: Costs requiring the contracting officer’s approval, which are not set forth in an Advance Understanding in the contract shall be so identified and reference the Contracting Officer’s Authorization (COA) Number. In addition, any cost set forth in an Advance Understanding shall be shown as a separate line item on the request.

Invoice/Financing Request Identification: Each invoice/financing request shall be identified as either:

(a)	Interim Invoice/Contract Financing Request — These are interim payment requests submitted during the contract performance period.

(b)	Completion Invoice — The completion invoice is submitted promptly upon completion of the work; but no later than one year from the contract completion date, or within 120 days after settlement of the final indirect cost rates covering the year in which this contract is physically complete (whichever date is later). The completion invoice should be submitted when all costs have been assigned to the contract and all performance provisions have been completed.

(c)	Final Invoice — A final invoice may be required after the amounts owed have been settled between the Government and the contractor (e.g., resolution of all suspensions and audit exceptions).

Preparation and Itemization of the Invoice/Financing Request: The contractor shall furnish the information set forth in the explanatory notes below. These notes are keyed to the entries on the sample invoice/financing request.

(a)	Designated Billing Office Name and Address — Enter the designated billing office and address, identified in the Invoice Submission Clause of the contract, on all copies of the invoice/financing request.

NIH(RC)-4	ATTACHMENT 2
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Contract No. HHSN266200600008C

ADB No. N01-AI-60008

(b)	Invoice/Financing Request Number — Insert the appropriate serial number of the invoice/financing request.

(c)	Date Invoice/Financing Request Prepared — Insert the date the invoice/financing request is prepared.

(d)	Contract Number, ADB Number and Date — Insert both the contract number and the ADB number (which appears in the upper left hand corner of the face page of the contract), and the effective date of the contract.

(e)	Payee’s Name and Address — Show the contractor’s name (as it appears in the contract), correct address, and the title and phone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the contractor, or a different payee has been designated, then insert the name and address of the payee instead of the contractor.

(f)	Total Estimated Cost of Contract — Insert the total estimated cost of the contract, exclusive of fixed-fee. For incrementally funded contracts, enter the amount currently obligated and available for payment.

(g)	Total Fixed-Fee — Insert the total fixed-fee (where applicable). For incrementally funded contracts, enter the amount currently obligated and available for payment.

(h)	Billing Period — Insert the beginning and ending dates (month, day, and year) of the period in which costs were incurred and for which reimbursement is claimed.

(i)	Incurred Cost — Current C Insert the amount billed for the major cost elements, adjustments, and adjusted amounts for the current period.

(j)	Incurred Cost — Cumulative C Insert the cumulative amounts billed for the major cost elements and adjusted amounts claimed during this contract.

(k)	Direct Costs — Insert the major cost elements. For each element, consider the application of the paragraph entitled “Costs Requiring Prior Approval” on page 1 of these instructions.

(1)	Direct Labor — Include salaries and wages paid (or accrued) for direct performance of the contract. For Key Personnel, list each employee on a separate line. List other employees as one amount unless otherwise required by the contract.

(2)	Fringe Benefits — List any fringe benefits applicable to direct labor and billed as a direct cost. Fringe benefits included in indirect costs should not be identified here.

(3)	Accountable Personal Property — Include permanent research equipment and general purpose equipment having a unit acquisition cost of $1,000 or more and having an expected service life of more than two years, and sensitive property regardless of cost (see the DHHS Contractor’s Guide for Control of Government Property). Show permanent research equipment separate from general purpose equipment. Prepare and attach the NIH Form entitled, “Report of Government Owned, Contractor Held Property,” in accordance with the following instructions:

List each item for which reimbursement is requested. A reference shall be made to the following (as applicable):

•	The item number for the specific piece of equipment listed in the Property Schedule.

•	The Contracting Officer’s Authorization letter and number, if the equipment is not covered by the Property Schedule.

•	An asterisk (*) shall precede the item if the equipment is below the approval level.

(4)	Materials and Supplies — Include equipment with unit costs of less than $1,000 or an expected service life of two years or less, and consumable material and supplies regardless of amount.

(5)	Premium Pay — List remuneration in excess of the basic hourly rate.

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ADB No. N01-AI-60008

(6)	Consultant Fee — List fees paid to consultants. Identify consultant by name or category as set forth in the contract’s Advance Understanding or in the COA letter, as well as the effort (i.e., number of hours, days, etc.) and rate being billed.

(7)	Travel — Include domestic and foreign travel. Foreign travel is travel outside of Canada, the United States and its territories and possessions. However, for an organization located outside Canada, the United States and its territories and possessions, foreign travel means travel outside that country. Foreign travel must be billed separately from domestic travel.

(8)	Subcontract Costs — List subcontractor(s) by name and amount billed.

(9)	Other — List all other direct costs in total unless exceeding $1,000 in amount. If over $1,000, list cost elements and dollar amounts separately. If the contract contains restrictions on any cost element, that cost element must be listed separately.

(l)	Cost of Money (COM) — Cite the COM factor and base in effect during the time the cost was incurred and for which reimbursement is claimed.

(m)	Indirect Costs--Overhead — Identify the cost base, indirect cost rate, and amount billed for each indirect cost category.

(n)	Fixed-Fee Earned — Cite the formula or method of computation for the fixed-fee (if any). The fixed-fee must be claimed as provided for by the contract.

(o)	Total Amounts Claimed — Insert the total amounts claimed for the current and cumulative periods.

(p)	Adjustments — Include amounts conceded by the contractor, outstanding suspensions, and/or disapprovals subject to appeal.

(q)	Grand Totals

The contracting officer may require the contractor to submit detailed support for costs claimed on one or more interim invoices/financing requests.

NIH(RC)-4	ATTACHMENT 2
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Contract No. HHSN266200600008C

ADB No. N01-AI-60008

FINANCIAL REPORTING INSTRUCTIONS:

These instructions are keyed to the Columns on the sample invoice/financing request.

Column A—Expenditure Category - Enter the expenditure categories required by the contract.

Column B—Cumulative Percentage of Effort/Hrs.-Negotiated - Enter the percentage of effort or number of hours agreed to doing contract negotiations for each employee or labor category listed in Column A.

Column C—Cumulative Percentage of Effort/Hrs.-Actual - Enter the percentage of effort or number of hours worked by each employee or labor category listed in Column A.

Column D—Incurred Cost-Current - Enter the costs, which were incurred during the current period.

Column E—Incurred Cost-Cumulative - Enter the cumulative cost to date.

Column F—Cost at Completion - Enter data only when the contractor estimates that a particular expenditure category will vary from the amount negotiated. Realistic estimates are essential.

Column G— Contract Amount - Enter the costs agreed to during contract negotiations for all expenditure categories listed in Column A.

Column H—Variance (Over or Under) - Show the difference between the estimated costs at completion (Column F) and negotiated costs (Column G) when entries have been made in Column F. This column need not be filled in when Column F is blank. When a line item varies by plus or minus 10 percent, i.e., the percentage arrived at by dividing Column F by Column G, an explanation of the variance should be submitted. In the case of an overrun (net negative variance), this submission shall not be deemed as notice under the Limitation of Cost (Funds) Clause of the contract.

Modifications: Any modification in the amount negotiated for an item since the preceding report should be listed in the appropriate cost category.

Expenditures Not Negotiated: An expenditure for an item for which no amount was negotiated (e.g., at the discretion of the contractor in performance of its contract) should be listed in the appropriate cost category and all columns filled in, except for G. Column H will of course show a 100 percent variance and will be explained along with those identified under H above.

NIH(RC)-4	ATTACHMENT 2
Rev. 11/2003	Page 4

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

SAMPLE INVOICE/FINANCING REQUEST AND CONTRACT FINANCIAL REPORT

(a)	Billing Office Name and Address	(b)	Invoice/Financing Request No.
	NATIONAL INSTITUTES OF HEALTH	(c)	Date Invoice Prepared
National Cancer Institute, OA
	EPS, Room	(d)	Contract No.
	6120 EXECUTIVE BLVD MSC		ADB No.
	Bethesda, MD 20892-		Effective Date

(e)	Payee’s Name and Address
ABC CORPORATION
	100 Main Street	(f)	Total Estimated Cost
Anywhere, USA zip code
		(g)	Total Fixed Fee
Attn:	Name, Title, & Phone Number of Official to Whom
Payment is Sent

(h)	This invoice/financing request represents reimbursable costs for the period from to

Expenditure Category A*	Cumulative Percentage of Effort/Hrs.		Incurred Cost		Cost at Completion F	Contract Amount G	Variance H
	Negotiated B	Actual C	(i) Current D	(j) Cumulative E

(k) Direct Costs:
(1) Direct Labor
(2) Fringe Benefits
(3) Accountable Property
(attach HHS-565)
(4) Materials & Supplies
(5) Premium Pay
(6) Consultant Fees
(7) Travel
(8) Subcontracts
(9) Other
Total Direct Costs
(l) Cost of Money
(m) Overhead
G&A
(n) Fixed Fee
(o) Total Amount Claimed
(p) Adjustments
(q) Grand Totals

I certify that all payments are for appropriate purposes and in accordance with the contract.

(Name of Official)	(Title)

*	Attach details as specified in the contract

NIH(RC)-4	ATTACHMENT 2
Rev. 11/2003	Page 5

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

HHSAR 352.223-70 SAFETY AND HEALTH (JANUARY 2001)

(a)	To help ensure the protection of the life and health of all persons, and to help prevent damage to property, the Contractor shall comply with all Federal, State and local laws and regulations applicable to the work being performed under this contract. These laws are implemented and/or enforced by the Environmental Protection Agency, Occupational Safety and Health Administration and other agencies at the Federal, State and local levels (Federal, State and local regulatory/enforcement agencies).

(b)	Further, the Contractor shall take or cause to be taken additional safety measures as the Contracting Officer in conjunction with the project or other appropriate officer, determines to be reasonably necessary. If compliance with these additional safety measures results in an increase or decrease in the cost or time required for performance of any part of work under this contract, an equitable adjustment will be made in accordance with the applicable “Changes” Clause set forth in this contract.

(c)	The Contractor shall maintain an accurate record of, and promptly report to the Contracting Officer, all accidents or incidents resulting in the exposure of persons to toxic substances, hazardous materials or hazardous operations; the injury or death of any person; and/or damage to property incidental to work performed under the contract and all violations for which the Contractor has been cited by any Federal, State or local regulatory/enforcement agency. The report shall include a copy of the notice of violation and the findings of any inquiry or inspection, and an analysis addressing the impact these violations may have on the work remaining to be performed. The report shall also state the required action(s), if any, to be taken to correct any violation(s) noted by the Federal, State or local regulatory/enforcement agency and the time frame allowed by the agency to accomplish the necessary corrective action.

(d)	If the Contractor fails or refuses to comply promptly with the Federal, State or local regulatory/enforcement agency’s directive(s) regarding any violation(s) and prescribed corrective action(s), the Contracting Officer may issue an order stopping all or part of the work until satisfactory corrective action (as approved by the Federal, State or local regulatory/enforcement agencies) has been taken and documented to the Contracting Officer. No part of the time lost due to any stop work order shall be subject to a claim for extension of time or costs or damages by the Contractor.

(e)	The Contractor shall insert the substance of this clause in each subcontract involving toxic substances, hazardous materials, or operations. Compliance with the provisions of this clause by subcontractors will be the responsibility of the Contractor.

(End of clause)

Safety and Health Clause	ATTACHMENT 3
HHSAR 352.223-70, (1/01)

Contract No. HHSN266200600008C

ADB No. N01-AI-60008

PROCUREMENT OF CERTAIN EQUIPMENT

Notwithstanding any other clause in this contract, the Contractor will not be reimbursed for the purchase, lease, or rental of any item of equipment listed in the following Federal Supply Groups, regardless of the dollar value, without the prior written approval of the Contracting Officer.

67 - Photographic Equipment

69 - Training Aids and Devices

70 - General Purpose ADP Equipment, Software, Supplies and Support (Excluding 7045-ADP Supplies and Support

        Equipment.)

71 - Furniture

72 - Household and Commercial Furnishings and Appliances

74 - Office Machines and Visible Record Equipment

77 - Musical Instruments, Phonographs, and Home-type Radios

78 - Recreational and Athletic Equipment

When equipment in these Federal Supply Groups is requested by the Contractor and determined essential by the Contracting Officer, the Government will endeavor to fulfill the requirement with equipment available from its excess personal property sources, provided the request is made under a contract. Extensions or renewals of approved existing leases or rentals for equipment in these Federal Supply Groups are excluded from the provisions of this article.

NIH(RC)-7 (4/1/84)	ATTACHMENT 4
OMB Bulletin 81-16

Contract No. HHSN261

Employee Separation Checklist	ATTACHMENT